Exhibit (a)(1)

ARTICLES OF INCORPORATION
OF
YORKE CAPITAL CORPORATION

ARTICLE I

INCORPORATOR

The undersigned, Ronald Daw, whose address is 5820 Royalton Drive, Murray, Utah 84107, being at least eighteen years of age, does hereby form a corporation under the laws of the State of Maryland.

ARTICLE II

NAME

The name of the corporation is **Yorke Capital Corporation** (the "Corporation").

ARTICLE III

PURPOSE

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force, including conducting and carrying on the business of a business development company, subject to making an election under the Investment Company Act of 1940, as amended (the "1940 Act").

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The name of the resident agent of the Corporation in Maryland is CSC-Lawyers Incorporating Service Company whose address is 7 St. Paul Street, Suite 1660, Baltimore Maryland 21202. The street address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202.

ARTICLE V

SHARES

The Corporation has authority to issue 250,000,000 shares of common stock at $0.001 par value per share.

CUST ID:0003010414
WORK ORDER:0004226994
DATE:12-02-2013 03:46 PM
AMT. PAID:$200.00

ARTICLE VI

DIRECTORS

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be one, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The name of the director who shall serve until the first meeting and until his successor is duly elected and qualified is Ronald Daw.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 6 day of November, 2013.

Ronald Daw

Registered Agent and Registered Office for Yorke Capital Corporation

The registered office of the corporation is located at 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202. The initial registered agent of the corporation is CSC-Lawyers Incorporating Service Company.

The undersigned hereby accepts appointment as registered agent of the foregoing corporation.

Executed this 14th day of November, 2013.

CSC-Lawyers Incorporating Service
Authorized signature on behalf of CSC